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Exhibit 23.6

CONSENT OF RESOURCE DEVELOPMENT INC.

        The undersigned, Resource Development Inc., hereby states as follows:

        Our firm assisted with a review, completed in 2003 (the "2003 Review") of metallurgical testwork and of a feasibility study, concerning the Paredones Amarillos property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Paredones Amarillos" in this Annual Report on Form 10-K for the year ended December 31, 2004 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443 and 333-120335) and in the related Prospectuses, and in the Registration Statement on Form S-8 (No. 333-105621) of the Company of the summary information concerning the 2003 Review, including the references to our firm included with such information, as set forth above in the Form 10-K.

Resource Development Inc.
Date: March 29, 2005	By:	/s/ DEEPAK MALHOTRA Name: Deepak Malhotra Title: President

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CONSENT OF RESOURCE DEVELOPMENT INC.